UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2014

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 542-8600

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 22, 2014, Applied Micro Circuits Corporation (the “Company”) entered into an Agreement of Purchase and Sale and Joint Escrow Instructions with RW9 REIT Acquisition, LLC, as purchaser, and First American Title Insurance Company, as escrow agent (the “Purchase Agreement”), pursuant to which the Company has agreed to sell to the purchaser its headquarters building and related parcel of land in Sunnyvale, California, for a purchase price of $40.8 million in cash. The closing of the sale is scheduled to occur on or before March 13, 2014, and is subject to a limited set of closing conditions. In connection with the execution of the Purchase Agreement, the purchaser provided a non-refundable cash deposit of $7.0 million.

Upon the closing of the sale, the Company will enter into a lease (the “Lease”) with Moffett Park Drive Owner, LLC, an affiliate of the purchaser, under which the Company will lease a portion of the space that it currently occupies at the Sunnyvale facility, and will be responsible for monthly rent of $50,000 and a portion of certain utilities, maintenance and repair costs. The lease will expire on August 31, 2015, subject to the Company’s right to terminate early upon at least 120 days’ notice.

The basis for the Company’s decision to sell the building and land comprising its Sunnyvale facilities was three-fold. First, the market value of the property has more than doubled since it was purchased by the Company in 2005, and current market conditions provide an optimal environment in which to monetize the asset. Second, the Company significantly under-utilizes its corporate headquarters building and the surrounding nearly 10 acres of land. Finally, until the Company relocates, it is able to rent the space it currently occupies on favorable terms. As such, management and the Board of Directors determined that this transaction, which further strengthens the Company’s financial flexibility, is in the best interest of the Company.

The foregoing description of the Purchase Agreement and Lease are qualified in their entirety by reference to the full text of the Purchase Agreement and form of Lease, copies of which are filed as exhibits to this report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in item 1.01 above regarding the Lease is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Agreement of Purchase and Sale and Joint Escrow Instructions dated January 22, 2014, among the registrant, RW9 REIT Acquisition, LLC, as purchaser, and First American Title Insurance Company, as escrow agent.

10.2	Form of Lease between the registrant and Moffett Park Drive Owner, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: January 22, 2014	By:	/s/ L. William Caraccio
L.William Caraccio
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

10.1	Agreement of Purchase and Sale and Joint Escrow Instructions dated January 22, 2014, among the registrant, RW9 REIT Acquisition, LLC, as purchaser, and First American Title Insurance Company, as escrow agent.

10.2	Form of Lease between the registrant and Moffett Park Drive Owner, LLC.